                                                                    EXHIBIT 99.1


[TOWER AUTOMOTIVE, INC. LOGO]

Tower Automotive, Inc.                       Contacts:
27175 Haggerty Road                          Financial: Tom Kerns (248) 675-6359
Novi, Michigan 48377                         Media: Sharon Wenzl (248) 675-6253


FOR IMMEDIATE RELEASE


TOWER AUTOMOTIVE REPORTS SECOND QUARTER 2004 RESULTS

         NOVI, Mich., July 27 -- Tower Automotive, Inc. (NYSE: TWR) today announced financial results for the second quarter ended June 30, 2004, and updated earnings guidance.

         SECOND-QUARTER HIGHLIGHTS:

              -   MET GUIDANCE, EXCLUDING CHARGES
              -   NEW BUSINESS LAUNCHES REMAIN ON TRACK
              -   COMPLETED REFINANCING
              -   EARNINGS STILL BEAR COSTS OF LAUNCHING NEW BUSINESS BACKLOG
              -   REVENUES OF $783 MILLION UP 5 PERCENT FROM PRIOR YEAR

         Tower Automotive's second quarter revenues totaled $783 million compared to $743 million in the 2003 second quarter. The company reported a net loss of $2.7 million, or $0.05 per diluted share, versus net income of $2.6 million, or $0.05 per diluted share, for the year-ago period.

         "Importantly, our new business launches remain on track," stated Kathleen Ligocki, president and chief executive officer of Tower Automotive. "Although the launch costs are challenging, we are meeting our timing and quality commitments. Our second-quarter achievements also include completing the company's refinancing, which improves our liquidity and enables us to focus on continuing to drive operational excellence across the enterprise."

         Earnings in the 2004 second quarter were reduced approximately $4.6 million, or $0.08 per diluted share, by certain items net of tax, including: the write-off of debt issuance fees of $2.3 million; a call premium related to the company's convertible subordinated notes of $0.9 million; mark-to-market expense on the company's new senior convertible debentures of $1.2 million; and restructuring expense of $0.2 million. Earnings in the 2003 second quarter were reduced by approximately $11.9 million, or $0.20 per diluted share, by certain items, net of tax, including restructuring and asset impairment charges of $10.1 million, and other items aggregating $1.8 million.


                                     (more)
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Tower Automotive, Inc. Reports 2004 Second-Quarter Results
July 27, 2004
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         For the six months, revenues totaled $1.6 billion compared to $1.5 billion in the prior-year period. Net income was $9.4 million, or $0.16 per diluted share, versus $14.2 million, or $0.25 per diluted share, in the first half of last year.

         Tower Automotive generated Adjusted EBITDA (a non-GAAP financial measure the company defines as earnings before interest, taxes, depreciation and amortization, non-cash restructuring and asset impairment charges/income and certain other non-recurring, non-cash charges) of approximately $72.9 million in the 2004 second quarter. (A reconciliation of Adjusted EBITDA to net income computed in accordance with GAAP is attached in Table C.) The company incurred net capital expenditures of $77.8 million in the quarter, and had cash on hand of $192.9 million at June 30, 2004.

         During the 2004 second quarter, Tower Automotive completed a refinancing plan that included $580 million in new senior secured credit facilities and an additional $125 million of convertible debentures. Proceeds of the refinancing were used to repay existing senior credit facilities and convertible notes, as well as for general corporate purposes.

UPDATED THIRD-QUARTER AND FULL-YEAR 2004 OUTLOOK

         The company anticipates 2004 third-quarter revenues to be between $725 million and $735 million, with a loss ranging from $0.18 to $0.22 per diluted share. Adjusted EBITDA of approximately $45 million to $55 million is expected in the third quarter.

         Full-year 2004 revenues are estimated to be approximately $3.15 billion, up from $2.8 billion in 2003, but down by $50 million from the company's previous guidance of $3.2 billion, due to lower production volumes than previously forecast. Excluding restructuring charges, divestiture gains and certain non-recurring, non-cash charges, earnings per share are estimated in the range of $0.00 to $0.08 for the full year 2004. The change in earnings outlook is due to lower production volumes, increased financing costs and higher launch costs. The company anticipates full-year Adjusted EBITDA of between $265 million and $280 million.

ACCESSING THE CONFERENCE CALL WEBCAST AND POWERPOINT PRESENTATION

         A conference call to discuss second quarter results is scheduled today at 10 a.m. Eastern Time. Investors may access the Webcast and online presentation by logging onto www.towerautomotive.com, selecting "Investors" and clicking on the Webcast icon.



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Tower Automotive, Inc. Reports 2004 Second-Quarter Results
July 27, 2004
Page 3



ABOUT TOWER AUTOMOTIVE

         Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Fiat, Hyundai/Kia, BMW, and Volkswagen Group. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. The company is based in Novi, Mich. Additional company information is available at www.towerautomotive.com.

FORWARD-LOOKING STATEMENTS

         This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they only speak as of the date of this press release. Forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as "believe," "expect," "project," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions.

         Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include: (i) the degree to which we are leveraged and our ability to generate sufficient cash flow from operations to meet our future liquidity needs; (ii) our reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) our ability to obtain new business on new and redesigned models; (v) our ability to achieve the anticipated volume of production from new and planned supply programs; (vi) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (vii) increased competition in the automotive components supply market; (viii) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange;
(ix) changes in general economic conditions in the United States and Europe; and
(x) various other factors beyond our control. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.


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Tower Automotive, Inc. Reports 2004 Second-Quarter Results
July 27, 2004
Page 4



                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)


                                               Three Months Ended June 30,    Six Months Ended June 30,
                                              ----------------------------  ----------------------------
                                                   2004         2003 (a)        2004          2003 (a)
                                               -----------    -----------    -----------    -----------
Revenues                                       $   783,213    $   743,179    $ 1,564,449    $ 1,475,757
Cost of sales                                      714,499        664,731      1,435,090      1,322,785
                                               -----------    -----------    -----------    -----------

  Gross profit                                      68,714         78,448        129,359        152,972
Selling, general and administrative
   Expenses                                         35,141         39,135         69,295         73,811
Restructuring and asset impairment charge              304         15,378         (5,303)        15,378
                                               -----------    -----------    -----------    -----------

  Operating income                                  33,269         23,935         65,367         63,783

Interest expense, net                               37,878         18,083         69,348         34,852
Unrealized loss on derivative                        1,850             --          1,850             --
                                               -----------    -----------    -----------    -----------
  Income (loss) before provision for
    income taxes                                    (6,459)         5,852         (5,831)        28,931

Provision (benefit) for income taxes                (2,196)         1,994         (1,718)         9,841
                                               -----------    -----------    -----------    -----------
  Income (loss) before equity in earnings of
    joint ventures and minority interest            (4,263)         3,858         (4,113)        19,090

Equity in earnings of joint ventures, net            3,522          3,144          6,969          3,788
Minority interest, net                              (1,916)        (4,356)        (3,227)        (8,660)
Gain on sale of joint venture                           --             --          9,732             --

                                               ===========    ===========    ===========    ===========
Net income (loss)                              $    (2,657)   $     2,646    $     9,361    $    14,218
                                               ===========    ===========    ===========    ===========

Basic earnings (loss) per common share:        $     (0.05)   $      0.05    $      0.16    $      0.25
                                               ===========    ===========    ===========    ===========
Weighted average basic shares outstanding           58,067         56,556         57,705         56,375
                                               ===========    ===========    ===========    ===========
Diluted earnings (loss) per common share:      $     (0.05)   $      0.05    $      0.16    $       .25
                                               ===========    ===========    ===========    ===========
Weighted average diluted shares outstanding         58,067         57,054         58,500         56,632
                                               ===========    ===========    ===========    ===========


(a) As previously disclosed in Tower Automotive's Annual Report on Form 10-K for the year ended December 31, 2003, the 2003 amounts have been restated to reverse the pension curtailment loss initially recorded in the second quarter of 2003, which should have been recorded in the 2003 third quarter. This restatement increased reported results by $5.1 million, net of tax, or $0.09 per diluted share. (A reconciliation of previously reported results to restated results for the 2003 second quarter is included in Table B.)


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Tower Automotive, Inc. Reports 2004 Second-Quarter Results
July 27, 2004
Page 5




                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)


                                                                  June 30,     December 31,
                             Assets                                 2004          2003
                             ------                             ----------     -----------
                                                                (unaudited)
Current assets:
       Cash and cash equivalents                                $   192,885    $   160,899
       Accounts receivable                                          373,393        325,599
       Inventories                                                  138,041        130,004
       Deferred income taxes, net                                    14,973         20,116
       Prepaid tooling and other                                    158,838         91,662
                                                                -----------    -----------
             Total current assets                                   878,130        728,280
                                                                -----------    -----------

Property, plant and equipment, net                                1,151,900      1,055,873
Investments in joint ventures                                       207,779        248,133
Deferred income taxes                                               149,672        146,944
Goodwill                                                            493,495        498,663
Other assets, net                                                   162,540        168,516
                                                                -----------    -----------
                                                                $ 3,043,516    $ 2,846,409
                                                                ===========    ===========

Liabilities and Stockholders' Investment
Current liabilities:
       Current maturities of long-term debt and capital lease
          obligations                                           $   105,602    $    99,597
       Convertible senior debentures                                 35,745             --
       Convertible subordinated notes, 5% due 2004                       --        199,984
       Accounts payable                                             646,984        556,036
       Accrued liabilities                                          267,953        249,984
                                                                -----------    -----------
             Total current liabilities                            1,056,284      1,105,601
                                                                -----------    -----------

Long-term debt, net of current maturities                         1,233,018      1,060,859
Convertible senior debentures                                        76,802             --
Obligations under capital leases, net of current maturities          36,924         42,798
Other noncurrent liabilities                                        220,910        223,641
                                                                -----------    -----------
             Total noncurrent liabilities                         1,567,654      1,327,298
                                                                -----------    -----------
Stockholders' investment:
       Common stock                                                     663            661
       Additional paid-in capital                                   681,466        680,608
       Retained deficit                                            (172,488)      (181,849)
       Deferred compensation plans                                   (8,488)        (9,609)
       Accumulated other comprehensive loss                         (32,251)       (22,751)
       Treasury stock                                               (49,324)       (53,550)
                                                                -----------    -----------
             Total stockholders' investment                         419,578        413,510
                                                                -----------    -----------
                                                                $ 3,043,516    $ 2,846,409
                                                                ===========    ===========



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Tower Automotive, Inc. Reports 2004 Second-Quarter Results
July 27, 2004
Page 6




                    TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (AMOUNTS IN THOUSANDS -- UNAUDITED)


                                                                         SIX MONTHS ENDED JUNE 30,
                                                                       ----------------------------
                                                                           2004            2003
                                                                        -----------    -----------

OPERATING ACTIVITIES:
      Net income                                                        $     9,361    $    14,218
      Adjustments required to reconcile net income (loss) to net cash provided by operating activities -

         Restructuring and asset impairment charge                           (6,276)        15,368
         Customer recovery related to program cancellation                                  15,600
         Depreciation                                                        76,353         79,106
         Deferred income tax benefit                                         (9,652)           811
         Deferred compensation plans                                            724             94
         Gain on sale of JV investment                                       (9,732)            --
         Equity in earnings of joint ventures, net                           (6,969)        (3,788)
         Change in working capital and other operating items                (23,360)        (8,333)
                                                                        -----------    -----------

        Net cash provided by operating activities                            30,449        113,076
                                                                        -----------    -----------

INVESTING ACTIVITIES:
      Capital expenditures, net                                            (131,027)       (98,726)
      Acquisitions, including joint venture interests, earnout
        payments and dividends                                              (21,299)           274
      Divestiture of subsidiary                                              51,700             --
      Other                                                                      --          3,232
                                                                        -----------    -----------

         Net cash used in investing activities                             (100,626)       (95,220)
                                                                        -----------    -----------

FINANCING ACTIVITIES:
      Proceeds from borrowings                                              576,491      1,487,428
      Repayments of debt                                                   (474,393)    (1,314,182)
      Net proceeds from issuance of stock                                        65            482
                                                                        -----------    -----------

         Net cash provided by financing activities                          102,163        173,728
                                                                        -----------    -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                      31,986        191,584

CASH AND CASH EQUIVALENTS:
      Beginning of period                                                   160,899         13,699
                                                                        -----------    -----------

      End of period                                                     $   192,885    $   205,283
                                                                        ===========    ===========




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Tower Automotive, Inc. Reports 2004 Second-Quarter Results
July 27, 2004
Page 7



                              SUPPLEMENTAL TABLES

                                    TABLE A


ITEMS IMPACTING THE SECOND QUARTER OF 2004


($ in thousands, except per share amounts)                             Per share
                                                                       ---------
Write off of debt issuance fees, net of tax                  $2,310      $0.04
Call premium on convertible subordinated notes, net of tax   $  942      $0.02
Option mark-to-market, net of tax                            $1,221      $0.02
Restructuring expense, net of tax                            $  201      $0.00
Per share impact                                                         $0.08

ITEMS IMPACTING THE SECOND QUARTER OF 2003

($ in thousands, except per share amounts)                             Per share
                                                                       ---------
Write off of debt issuance fees, net of tax                  $   292      $0.01
Production interruption costs, net of tax                    $   769      $0.01
Restructuring and asset impairment charge, net of tax        $10,149      $0.17
Lawsuit settlement at joint venture, net of tax              $   660      $0.01
Per share impact                                                          $0.20

                                    TABLE B

RECONCILIATION OF PREVIOUSLY REPORTED RESULTS TO RESTATED RESULTS FOR THE 2003 SECOND
QUARTER

($ in thousands, except per share amounts)                   Actual    Per share
                                                             ------    ---------
Net loss, as previously reported                             $(2,423)    $(0.04)
Plus:  reversal of pension curtailment loss, net of tax      $ 5,069     $ 0.09
Net income, as restated                                      $ 2,646     $ 0.05



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Tower Automotive, Inc. Reports 2004 Second-Quarter Results
July 27, 2004
Page 8



                                     TABLE C

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME


                                                           ACTUAL        ACTUAL
($ in thousands)                                           Q2 2004      Q2 2003
                                                          ---------    ---------
Adjusted EBITDA                                           $  72,871    $  75,991
Less:  Interest expense                                      37,878       18,083
Less:  Provision for income taxes                            (2,196)       1,994
Less:  Depreciation expense                                  37,996       40,055
Less:  Option mark-to-market                                  1,850           --
Less:  Non-cash restructuring charge                             --       15,378
Plus:  Lawsuit settlement                                        --        1,000
Plus:  Production interruption cost                              --        1,165
Net income (loss)                                         $  (2,657)   $   2,646

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME


                                                            FORECAST    FORECAST
($ in thousands)                                            Q3 2004         2004
                                                          ---------    ---------
Adjusted EBITDA                                           $  54,500    $ 280,000
Less:  Interest expense                                      35,000      140,000
Less:  Provision for income taxes                            (8,000)      (4,500)
Less:  Depreciation expense                                  38,000      147,000
Plus:  Non-cash restructuring charge reversal                    --        6,000
Plus:  Divestiture gains                                         --       10,000
Net income (loss)                                         $ (10,500)   $  13,500



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